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                                                                     EXHIBIT 5.1

                                AUGUST 14, 1998



PATTERSON DENTAL COMPANY
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA  55120

GENTLEMEN:

      I Am General Counsel to Patterson Dental Company, a Minnesota corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, in connection with the proposed sale by the Selling Shareholders of 100,770 Shares of Common Stock, $0.01 par value, of the Company (the "Shares").

      I have examined the Registration Statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinion herein expressed.

      Based on the foregoing, it is my opinion that the Shares are legally and validly issued, fully-paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the Prospectus included in such Registration Statement.



                                              /S/ MATTHEW L. LEVITT
                                       --------------------------------------
                                                  MATTHEW L. LEVITT
                                                   GENERAL COUNSEL
                                               PATTERSON DENTAL COMPANY